Exhibit 10

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

AND

AMENDMENT NO. 1 TO GE PERFORMANCE STOCK UNIT GRANT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT AND AMENDMENT NO. 1 TO GE PERFORMANCE STOCK UNIT GRANT AGREEMENT (this “Amendment”) is hereby made and entered into as of May 17, 2023, by and between General Electric Company (the “Company”) and Carolina Dybeck Happe (“Executive”).

WHEREAS, the Company and Executive have entered into that certain (i) Employment Agreement, dated as of November 24, 2019, as amended by Amendment No. 1 thereto, dated as of October 1, 2020 (the “Employment Agreement”), and (ii) GE Performance Stock Unit Grant Agreement, dated as of September 3, 2020 (the “PSU Agreement”); and

WHEREAS, the parties wish to amend the Employment Agreement and PSU Agreement, with such amendment to be effective as of May 17, 2023 (the “Amendment Effective Date”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1. Effective September 1, 2023, the Base Salary will be reduced to $1,000,000.

2. If Executive’s employment continues through December 31, 2023, Executive will remain eligible to receive an Annual Bonus with a target amount equivalent to 125% of Base Salary, provided that the Base Salary used for purposes of this calculation shall be pro-rated to give effect to the change in Base Salary effective September 1, 2023.

3. Effective January 1, 2024, Executive will no longer be eligible to receive an Annual Bonus or LTIP Award.

4. Each instance of “December 31, 2023” in Section 3(b) of the Employment Agreement shall be amended to instead refer to “February 14, 2024.” In addition, for purposes of calculating Executive’s severance under Section 3(b)(iii), the reference to Base Salary shall be deemed to be a reference to Executive’s Base Salary as in effect prior to September 1, 2023.

5. Section 3(d)(y) of the Employment Agreement and Section 3(b)(y) of the PSU Agreement are each hereby amended and restated as set forth below, effective as of the Amendment Effective Date:

“(y) the Company and the Board have been given at least 30 calendar days from the date on which such Good Reason Notice is provided to cure such circumstances (the “Good Reason Cure Period”) and, following the Company’s or the Board’s failure to cure such circumstances prior to the end of the Good Reason Cure Period, you terminate your employment no later than February 14, 2024.”

6. No Waiver of Good Reason. Notwithstanding this Amendment, Executive has not provided written consent to any provision of this Amendment or any other action taken by the Company in connection with this Amendment, in each case, that may trigger Executive’s right to resign for Good Reason.

7. Employee Availability. After the Termination Date, Executive agrees to make herself reasonably available to the Company or its affiliates to respond to requests for information related to her employment with the Company. Executive will fully cooperate with the Company or its affiliates in connection with existing or future litigation or investigations brought by or against the Company or any Releasees, whether administrative, civil, or criminal in nature. The Company will reimburse Executive for reasonable out-of-pocket expenses she incurs as a result of such cooperation.

8. Definitions. Capitalized terms used in this Amendment but not defined herein shall have the meanings set forth in the Employment Agreement or PSU Agreement, as applicable.

9. Effect of Amendment. Except as set forth in this Amendment, the terms of the Employment Agreement and PSU Agreement shall remain in full force and effect.

10. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without regard to its choice of law provisions).

11. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by and on behalf of the parties hereto as of the date first written above.

GENERAL ELECTRIC COMPANY

By:	/s/ L. Kevin Cox
Name: L. Kevin Cox
Title: Chief Human Resources Officer

EXECUTIVE

/s/ Carolina Dybeck Happe
Carolina Dybeck Happe

[Signature Page to Amendment No. 2 to Employment Agreement
and Amendment No. 1 to PSU Agreement]